Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 19, 2008 (except for Note 17, as to which the date is January 22, 2010), with respect to the consolidated financial statements of Revolution Health Group LLC included in Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of Everyday Health Inc. (formerly known as Waterfront Media) (the “Company”) for the registration of common stock.

/s/ Ernst & Young LLP

McLean, VA
March 26, 2010